                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                       Date of Report: September 14, 1998



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




      DELAWARE                                        51-0374887
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                        Identification No.)


15501 NORTH DIAL BOULEVARD
      SCOTTSDALE, ARIZONA                             85260-1619
(Address of Principal Executive Offices)              (Zip Code)


Registrant's Telephone Number, Including Area Code (602) 754-3425

GENERAL EXPLANATION

The undersigned registrant hereby amends its Current Report on Form 8-K dated September 14, 1998, which was filed on September 21, 1998, solely to add the financial statements and pro forma financial information required under Item 7
(a) and 7(b) of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)   FINANCIAL STATEMENTS OF ACQUIRED BUSINESS

            The required financial statements of Sarah Michaels, Inc. are set forth below.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Sarah Michaels, Inc.:

We have audited the accompanying consolidated balance sheet of Sarah Michaels, Inc. (a Delaware C corporation) and subsidiary as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from March 27, 1997 (date of incorporation) through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sarah Michaels, Inc. and subsidiary as of December 31, 1997, and the results of their operations and their cash flows for the period from March 27, 1997 (date of incorporation) through December 31, 1997, in conformity with generally accepted accounting principles.






Arthur Andersen LLP
Boston, Massachusetts
May 28, 1998

                              SARAH MICHAELS, INC.

                 CONSOLIDATED BALANCE SHEET -- DECEMBER 31, 1997
                     (in thousands, except number of shares)


Assets
CURRENT ASSETS:
  Cash and cash equivalents                                                    $     41
  Accounts receivable, net of allowance for doubtful accounts of $1,124          15,724
  Inventories                                                                    32,949
  Prepaid expenses and other assets                                                  57
  Refundable income taxes                                                           703
                                                                               --------
      Total current assets                                                       49,474
                                                                               --------

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION AND
AMORTIZATION                                                                        679
                                                                               --------

DEFERRED INCOME TAXES                                                            27,311
                                                                               --------

GOODWILL AND OTHER INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION            52,993
                                                                               --------

OTHER NONCURRENT ASSETS                                                              46
                                                                               --------

      Total assets                                                             $130,503
                                                                               ========

Liabilities and Stockholders' Equity

CURRENT LIABILITIES:
  Current portion of term notes                                                $  4,100
  Current portion of capital lease obligations                                       28
  Revolving line of credit                                                       12,704
  Accounts payable                                                                6,965
  Accrued expenses and other current liabilities                                  2,444
                                                                               --------

      Total current liabilities                                                  26,241
                                                                               --------

TERM NOTES, NET OF CURRENT PORTION                                               54,350
                                                                               --------

SENIOR SUBORDINATED NOTE PAYABLE                                                 21,216
                                                                               --------

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION                                   123
                                                                               --------

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                                                                   200
                                                                               --------

STOCKHOLDERS' EQUITY:
  Preferred stock, par value per share, $0.01
   Authorized -- 2,400,000 shares
   Issued -- 2,400,000 shares                                                    25,808
  Common stock, par value per share, $0.01
   Authorized -- 1,055,200 shares
   Issued -- 800,000 shares                                                           8
  Additional paid-in capital                                                        792
  Retained earnings                                                               1,765
                                                                               --------

      Total stockholders' equity                                                 28,373
                                                                               --------

      Total liabilities and stockholders' equity                               $130,503
                                                                               ========

                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                              SARAH MICHAELS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE PERIOD FROM MARCH 27, 1997 (DATE OF INCORPORATION)
                            THROUGH DECEMBER 31, 1997
                                 (in thousands)



NET SALES                                      $64,743

COST OF SALES                                   39,066
                                               -------

      Gross profit                              25,677
                                               -------

OPERATING EXPENSES:
  Selling, general and administrative            8,810
  Depreciation and amortization                  2,354
                                               -------

      Total operating expenses                  11,164
                                               -------

      Income from operations                    14,513

INTEREST EXPENSE                                 7,486
                                               -------

      Income before income taxes                 7,027

PROVISION FOR INCOME TAXES                       3,454
                                               -------

      Net income                               $ 3,573
                                               =======

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                              SARAH MICHAELS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
   FOR THE PERIOD FROM MARCH 27, 1997 (DATE OF INCORPORATION) THROUGH DECEMBER
                                    31, 1997
                     (in thousands, except number of shares)


                                Preferred Stock                  Common Stock           ADDITIONAL
                           NUMBER OF      LIQUIDATION      NUMBER OF                     PAID-IN       RETAINED      STOCKHOLDERS'
                            SHARES          VALUE           SHARES        PAR VALUE      CAPITAL       EARNINGS         EQUITY
                            ------          -----           ------        ---------      -------       --------         ------
BALANCE, MARCH 27,  1997         --        $    --               --        $   --        $   --        $    --         $    --

  Issuance of
  common stock                   --             --          800,000             8           792             --             800

  Issuance of
  preferred stock         2,400,000         24,000               --            --            --             --          24,000

  Net income                     --             --               --            --            --          3,573           3,573

  Preferred stock
  dividend                       --          1,808               --            --            --         (1,808)             --
                          ---------        -------        ---------        ------        ------        -------         -------

BALANCE, DECEMBER
31, 1997                  2,400,000        $25,808          800,000        $    8        $  792        $ 1,765         $28,373
                          =========        =======        =========        ======        ======        =======         =======

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                              SARAH MICHAELS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM MARCH 27, 1997 (DATE OF INCORPORATION)
                            THROUGH DECEMBER 31, 1997
                                 (in thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                               $   3,573
  Adjustments to reconcile net income to net cash used in operating activities -
   Depreciation                                                                  124
   Amortization                                                                2,230
   Deferred income taxes                                                       3,289
   Issuance of paid-in-kind notes on senior subordinated debt                  1,216
   Changes in operating assets -
     Accounts receivable, net                                                (10,380)
     Inventories                                                             (15,470)
     Prepaid expenses and other current assets                                   419
     Refundable income taxes                                                    (703)
     Accounts payable                                                           (875)
     Accrued expenses and other current liabilities                              589
                                                                           ---------

         Net cash used in operating activities                               (15,988)
                                                                           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for Sarah Michaels LLC., net of cash acquired                    (94,874)
  Cash paid for acquisition related costs                                     (3,005)
  Capital expenditures                                                          (251)
                                                                           ---------

         Net cash used in investing activities                               (98,130)
                                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                       800
  Issuance of preferred stock                                                 24,000
  Borrowings under term notes                                                 60,000
  Borrowings under senior subordinated notes                                  20,000
  Borrowings under revolving line of credit                                   12,704
  Repayments of term notes                                                    (1,550)
  Cash paid to secure financing                                               (1,795)
                                                                           ---------

         Net cash provided by financing activities                           114,159
                                                                           ---------

NET INCREASE IN CASH                                                              41

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                    --
                                                                           ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                   $      41
                                                                           =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for -
   Income taxes                                                            $     868
                                                                           =========
   Interest                                                                $   4,997
                                                                           =========

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
  Assets acquired through capital leases                                   $     151
                                                                           =========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                              SARAH MICHAELS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997




(1)  NATURE OF BUSINESS

     Sarah Michaels, Inc. (SMI) and subsidiary, Sarah Michaels, LLC (SMLLC) (collectively, the Company), market and distribute high quality personal care and home fragrance products to the chain drug and mass merchandise retail markets.

(2)  ACQUISITION

     Effective April 7, 1997, SMI, a newly formed Delaware C Corporation, purchased an 80% ownership interest in SMLLC from La Loren, Inc. (the Seller) in a transaction accounted for as a purchase. The transaction provided SMI with the right to receive a preferred cash distribution equal to the purchase price of $95,000,000 plus all acquisition expenses incurred.

     A summary of the acquisition financing is as follows (dollar amounts in thousands):

                                                   SHARES            AMOUNT
       Issuance of common stock                   800,000         $       800

       Issuance of preferred stock              2,400,000              24,000

       Senior subordinated bridge loan                                 35,000

       Senior subordinated note                                        20,000
                                                                  -----------
                                                                       79,800

       Debt obligations assumed                                        20,000
                                                                  -----------

          Total acquisition financing                                  99,800

       Less -- Acquisition and debt
       issuance costs                                                  (4,800)
                                                                  -----------

          Purchase price                                           $   95,000
                                                                  ===========

     The purchase price of $95 million has been allocated to the assets and liabilities based on their estimated fair market values at April 7, 1997. The allocation of the purchase price is based on preliminary estimates of fair values and may be revised at a later date.

     The accompanying consolidated financial statements include the results of operations for SMI and SMLLC from March 27, 1997 through December 31, 1997. Sales and net operating income for SMLLC for the period from March 27, 1997 to April 7, 1997 (date of acquisition) were insignificant (less than 1% of respective amounts).

     For income tax purposes, the transaction required SMI to allocate the purchase price to existing assets on SMLLC's books. As a result, the tax basis of existing assets was increased without recording goodwill.

     The preliminary excess of purchase price over the estimated fair value of assets acquired and liabilities assumed (goodwill) was computed as follows (in thousands):

      Purchase price                                             $ 95,000
      Less -- Estimated fair market values assigned to assets
      and liabilities -
        Cash                                                          126
        Receivables and other assets                                5,344
        Inventories                                                17,483
        Deferred tax assets                                        30,599
        Property and equipment                                        401
        Other assets                                                  533
        Accounts payable                                           (7,840)
        Accrued expenses and other liabilities                     (1,993)
                                                                 --------
                                                                   44,653
                                                                 --------
             Excess of purchase price over fair value of net
             assets acquired                                     $ 50,347
                                                                 ========


(3)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation and Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Sarah Michaels, Inc. and its 80%-owned subsidiary, Sarah Michaels, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents

     The Company considers all cash and cash equivalents with an original maturity of three months or less to be cash equivalents.

     Inventories

     Inventories include material, labor and factory overhead and are valued at the lower of cost (first-in, first-out) or market.

     Property and Equipment

     Property and equipment acquired in the purchase are stated at fair market value. Items purchased after the acquisition are stated at cost. All assets are depreciated using the straight-line method over the estimated useful lives of the respective assets ranging from 3 to 7 years. Capital leases are depreciated over the term of the capital lease. Leasehold improvements are amortized over the shorter of the related lease term or the estimated useful life of the asset. Maintenance and repair costs are charged to expense as incurred. Property and equipment consist of the following (in thousands):

      Furniture and fixtures                   $       261
      Molds and equipment                              522
      Leasehold improvements                            20
                                               -----------
                                                       803

      Less -- Accumulated depreciation                 124
                                               -----------
                                               $       679
                                               ===========

     Goodwill and Other Intangibles Assets

     Goodwill and other intangibles consist of the following (in thousands):

      Goodwill                                 $   50,347
      Acquisition costs, deferred financing
      costs, other                                  4,861
      Trademarks                                       15
                                               ----------
                                                   55,223

      Less -- Accumulated amortization              2,230
                                               ----------
                                               $   52,993
                                               ==========

     Goodwill represents the excess of the purchase price over the estimated fair market value of identified net assets acquired. Goodwill is being amortized using the straight-line method over a period of 25 years. Acquisition costs are being amortized over a 5 year life and deferred financing costs associated with the acquisition of debt are being amortized over the life of the respective debt instruments. The Company continually evaluates whether events and circumstances have occurred that indicate that the remaining value of goodwill and other intangibles may not be recoverable.

     Income Taxes

     The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities using the tax rates in effect for the year in which the differences are expected to be included in the tax return. Valuation allowances are established when necessary to reduce a deferred tax asset to the amount that is realizable, based on the realization criteria defined in SFAS No. 109.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     New Accounting Pronouncements

     The Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income, which is required to be adopted by the Company no later than fiscal year 1998. This statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive income is the total of net income and all other nonowner changes in equity. The Company plans to adopt this statement in fiscal year 1998.

(4)  SIGNIFICANT CUSTOMERS AND CONCENTRATIONS OF CREDIT RISK

     A majority of the Company's revenues are attributable to customers operating in the chain drug and mass merchandise retail market. Revenues from significant customers, defined as revenues in excess of 10% of total revenues, for the period from March 27, 1997 through December 31, 1997 are as follows (dollar amounts in thousands):

      Customer A    $28,508       44%
      Customer B    $11,058       17%
      Customer C    $ 7,775       12%

     The loss of one or more significant customers could have a material adverse effect on the Company's business, operating results or financial condition.

     Financial instruments which potentially subject the Company to concentrations of credit risk are limited to trade accounts receivable.

(5)  INCOME TAXES

     The components of the Company's tax provision for the period from March 27, 1997 to December 31, 1997 are as follows (in thousands):

      Current -
        Federal               $     165
        State                         -
                              ---------

                                    165
                              ---------

      Deferred -
        Federal                   2,479
        State                       810
                              ---------
                                  3,289
                              ---------
                              $   3,454
                              =========

     Significant items giving rise to deferred tax assets at December 31, 1997 are as follows (in thousands):

      Deferred tax assets -
        Property and equipment          $   25,991
        Nondeductible accruals and
         other                               1,320
                                        ----------
            Deferred tax assets         $   27,311
                                        ==========

(6)  SUMMARY OF DEBT

     Long-term debt at December 31, 1997 is as follows (in thousands):

      Term Note A payable           $    33,500
      Term Note B payable                24,950
      Senior Subordinated Note
      payable                            21,216
                                    -----------
                                         79,666

      Less -- Current portion of
      term notes                          4,100
                                    -----------
                                    $    75,566
                                    ===========

     Annual principal repayment requirements for long-term debt as of December 31, 1997 are presented below (in thousands):

      YEAR                AMOUNT
      1998              $    4,100
      1999                   6,100
      2000                   8,100
      2001                  10,100
      2002                  22,266
      Thereafter            29,000
                        ----------
                        $   79,666
                        ==========

     The Company entered into a long-term credit agreement with a bank, which provides for two term notes: Term Note A for $35 million and Term Note B for $25 million; and a $25 million revolving line of credit. Term Note A and the revolving line of credit expire in June 2002 and Term Note B expires in June 2004. The credit agreement is secured by the Class A membership units of the Company's subsidiary SMLLC and by a security interest in and lien upon all of the Company's personal property.

     Term Notes

     Term Note A is due in periodic installments ranging from $750,000 to $2,750,000 beginning in September 1997 through June 2002. Term Note B is due in periodic installments ranging from $25,000 to $3,375,000 beginning in September 1997 through June 2004. Term Note A bears interest at a rate equal to a base rate (either LIBOR or the bank's base rate) plus .75% to 2.75% depending on the leverage ratio as defined in the agreement. Term Note B bears interest at a rate equal to a base rate (either LIBOR or the bank's base rate) plus 1.25% to 3.25% depending on the leverage ratio as defined in the agreement. At December 31, 1997, the interest rate on Term Note A and Term Note B were 8.70% and 9.20%, respectively.

     Revolving Line of Credit

     The revolving line of credit provides for borrowings up to the lesser of $25 million or the borrowing base. Under the agreement, the borrowing base is defined as (1) 85% of eligible accounts receivable, plus (2) 50% of eligible inventory less (3) outstanding letters of credit. The revolving line of credit bears interest at a rate equal to a base rate (either LIBOR or the bank's base rate) plus .75% to 2.75% depending on the leverage ratio as defined in the agreement. The borrowings base at December 31, 1997 was $23,587,000. At December 31, 1997, the interest rate was 8.45%. The Company is required to pay a monthly commitment fee of 0.5% per year on the unused portion of the line-of-credit facility.

     The credit agreement contains certain affirmative and negative covenants, that, among other things, restrict payment of dividends, limit capital expenditures and annual operating lease payments, set minimum operating and cash flow coverage ratios, and minimum working capital and tangible net worth requirements. As of December 31, 1997, the Company is in compliance with or has received waivers for the covenants.

     Senior Subordinated Note Payable

     In connection with the acquisition, the Company issued a subordinated note payable to Dilmun Financial Services in the amount of $20 million that bears interest at 20% per annum. The note requires cash payments of 12% to be paid semiannually. The remaining 8% is added to the balance of the note. The principal is due in two equal installments on April 2004 and April 2005. The note agreement contains certain covenants that, among other things, require the Company to comply with certain reporting requirements and limit certain activities. As of December 31, 1997, the Company is in compliance with or has received waivers for the covenants.

(7)  STOCKHOLDERS' EQUITY

     Common Stock

     The Company has authorized common stock and Class A nonvoting common stock. The holders of common stock are entitled to one vote for each share held. The holders of Class A common stock have no voting rights. All other rights and privileges of the two types of common stock are the same. No Class A common stock was issued at December 31, 1997.

     Preferred Stock

     The Company has authorized and issued 2,400,000 shares of mandatory redeemable Preferred Stock. In the event of liquidation or dissolution of the Company, the Preferred Stockholders are entitled to receive a liquidation preference amount per share equal to the sum of $10 per share plus any unpaid cumulative preferred dividends. Dividends accrue at the rate of 10% per annum of the liquidation preference amount. Additionally, the holder or holders of not less than a majority of the outstanding shares of preferred stock may redeem all of the shares of preferred stock on or after April 2003 or upon an initial public offering or liquidation of the Company.

(8)  MINORITY INTEREST

     In connection with the acquisition, the seller entered into an agreement (the LLC agreement) with the buyer. As defined by the LLC agreement, the seller retained a 20% interest in SMLLC for a $200,000 capital contribution and received a cash distribution equal to the purchase price of $95,000,000.

     The LLC agreement further states that SMI has the right to receive a preferred cash distribution equal to the purchase price plus all acquisition costs incurred. As of December 31, 1997, the initial $200,000 capital contribution is reflected as a minority interest on the balance sheet, with no minority interest expense required in the income statement until the preferred cash distribution amount is realized.

(9)  EMPLOYEE BENEFIT PLANS

     In August 1997, the Company established a defined contribution 401(k) plan covering substantially all full-time employees who meet certain eligibility requirements. Participants may make contributions to the 401(k) plan from 1% to 10% of their compensation, as defined. The Company contributes an amount equal to 100% of the employees' contributions to the 401(k) plan, not to exceed 10% of the employee's annual compensation. Company contributions are fully vested after 3 years of participation. Contributions and costs attributable to the 401(k) plan amounted to $65,275 for the period ended December 31, 1997.

(10) RELATED PARTY TRANSACTIONS

     Senior Subordinated Note Payable

     In connection with the acquisition, the Company issued a subordinated note payable to Dilmun Financial Services (an affiliate of the majority shareholder) in the amount of $20 million bearing interest at 20%. See Note 6 for additional senior subordinated note information.

     Facility leased from shareholder

     In connection with the acquisition, the Seller retained a 20% ownership interest in SMLLC. The Company leases a facility from this shareholder in an arm's length transaction. The lease term expires on July 31, 2001 with annual lease payments of $337,500.

(11) COMMITMENTS AND CONTINGENCIES

     Minimum future lease obligations at December 31, 1997 are as follows (in thousands):

                                                 OPERATING    CAPITAL
                                                  LEASES      LEASES
      Year ended -
        1998                                      $ 1,577     $    39
        1999                                        1,577          39
        2000                                        1,595          39
        2001                                        1,462          39
        2002                                        1,166          27
        Thereafter                                  8,065           -
                                                  -------     -------
            Total minimum payments                $15,442         183
                                                  =======
      Less -- Amount representing interest                         32
                                                              -------
            Present value of minimum lease
            payments                                          $   151
                                                              =======

                              SARAH MICHAELS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 13, 1998
                     (000 OMITTED, EXCEPT NUMBER OF SHARES)

                                     ASSETS

   Current assets:
     Cash and cash equivalents                                         $       6
     Accounts receivable, net of allowance for doubtful
      accounts of $354                                                     6,779
     Inventories                                                          40,780
     Deferred income taxes                                                 3,352
     Prepaid expenses and other assets                                        70
     Refundable income taxes                                                 770
                                                                       ---------

        Total current assets                                              51,757

   Property and equipment, net                                             2,282
   Deferred income taxes                                                  27,244
   Goodwill and other intangible assets, net                              51,077
   Other assets                                                               58
                                                                       ---------

        Total assets                                                   $ 132,418
                                                                       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
     Current portion of term notes                                     $   5,100
     Current portion of capital lease obligations                              9
     Revolving line of credit                                             18,067
     Accounts payable                                                      8,366
     Accrued expenses and other current liabilities                        3,506
                                                                       ---------

        Total current liabilities                                         35,048
                                                                       ---------

   Long-term debt:
     Term notes, net                                                      51,800
     Senior subordinated note payable                                     22,421
     Capital lease obligation, net of current portion                         21
                                                                       ---------

        Total long-term debt                                              74,242
                                                                       ---------

   Minority interest                                                         200
                                                                       ---------

   Stockholders' equity:
     Preferred stock, $.01 par value per share, 2,400,000
      shares authorized and issued                                        27,498
     Common stock, $.01 par value per share, 1,055,200 shares
      authorized; 800,000 shares issued                                        8
     Additional paid-in capital                                              792
     Retained deficit                                                     (5,370)
                                                                       ---------

        Total stockholders' equity                                        22,928
                                                                       ---------

        Total liabilities and stockholders' equity                     $ 132,418
                                                                       =========

See notes to unaudited consolidated financial statements

                              SARAH MICHAELS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE PERIOD JANUARY 1, 1998 THROUGH SEPTEMBER 13, 1998
                                  (000 OMITTED)


Net Sales                                      $ 23,148

Cost of Sales                                    13,173
                                               --------

     Gross Profit                                 9,975
                                               --------

Operating Expenses:
  Selling, general and administrative             8,808
  Depreciation and amortization                   2,604
                                               --------

     Total operating expenses                    11,412
                                               --------

Loss from operations                             (1,437)

Interest expense                                  7,375
                                               --------

Loss before income taxes                         (8,812)
Income tax benefit                               (3,352)
                                               --------

NET LOSS                                       $ (5,460)
                                               ========




See notes to unaudited consolidated financial statements.

                              SARAH MICHAELS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
            FOR THE PERIOD JANUARY 1, 1998 THROUGH SEPTEMBER 13, 1998
                                  (000 OMITTED)



   CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES:
     Net loss                                                      $(5,445)
     Adjustment to reconcile net loss to net cash used in
       operating activities:
      Depreciation                                                     473
      Amortization                                                   2,131
      Deferred income taxes                                         (3,285)
      Changes in operating assets:
       Accounts receivable, net                                      8,945
       Inventories                                                  (7,831)
       Prepaid expenses and other current assets                       (13)
       Refundable income taxes                                         (67)
       Accounts payable                                              1,401
       Accrued expenses and other current liabilities                1,062
       Other assets and liabilities, net                              (277)
                                                                   -------

   Net cash used by operating activities                            (2,906)
                                                                   -------

   CASH FLOWS USED BY INVESTING ACTIVITIES:
     Capital Expenditures                                           (2,026)
                                                                   -------

   Net cash used by investing activities                            (2,026)
                                                                   -------

   CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES:
     Borrowings under senior subordinated notes                      1,205
     Borrowings under revolving line of credit                       5,363
     Repayment of term notes                                        (1,550)
     Net change in capital lease obligations                          (121)
                                                                   -------

   Net cash provided by financing activities                         4,897
                                                                   -------

   Net decrease in cash and cash equivalents                           (35)
   Cash and cash equivalent, beginning of year                          41
                                                                   -------
   CASH AND CASH EQUIVALENTS, END OF PERIOD                              6
                                                                   =======

See notes to unaudited consolidated financial statements

                             SARAH MICHAELS, INC.
               NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS


NOTE A.  BASIS OF PRESENTATION

In the opinion of Sarah Michaels, the accompanying unaudited interim financial statements contain all adjustments consisting of normal recurring accruals necessary to present fairly the financial position of Sarah Michaels and the results of its operations and changes in its financial position for the period presented.

NOTE B.  PRO FORMA FINANCIAL INFORMATION

The required pro forma financial information is set forth below.

The following unaudited pro forma consolidated statements of operations for the year ended January 3, 1998 and the nine months ended October 3, 1998 combines historical statements of operations for The Dial Corporation (the "Company") and the acquired company, Sarah Michaels, Inc. ("Sarah Michaels"), as if the acquisition had occurred on December 29, 1996. A pro forma consolidated balance sheet at October 3, 1998 is not presented since the transaction is already reflected in the Company's October 3, 1998 consolidated balance sheet which was included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 3, 1998.

The detailed assumptions used to prepare the unaudited pro forma consolidated financial information are contained herein. The unaudited pro forma consolidated financial information reflects the use of the purchase method of accounting for the acquisition. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and may be adjusted based upon the Company's ongoing analysis.

The unaudited pro forma consolidated financial information assumes the acquisition was funded with short-term bank borrowings.

The unaudited pro forma data is not necessarily indicative of the financial position or results of operations which would have actually been reported had the transaction been consummated at the date mention above or which may be reported in the future.

The unaudited pro forma data should be read in conjunction with the notes to the unaudited pro forma consolidated financial information included herein and the separate historical financial statements, and notes thereto, of the Company and Sarah Michaels.

                              THE DIAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED OCTOBER 3, 1998
                      (000 omitted, except per share data)



                                                           Sarah         Pro          Pro Forma
                                         The Dial        Michaels,      Forma        Consolidated
                                        Corporation         Inc.         Adj.           Balance
                                        --------------------------------------      -------------
Net sales                                $1,085,730        26,641                     $1,112,371
                                         -------------------------------------      -------------

Costs and expenses:
  Cost of products sold                     557,818        16,339                        574,157
  Selling, general and administrative
    expenses                                395,463        12,206         119(a)         407,788
                                         ------------------------------------         ----------

                                            953,281        28,545         119            981,945
                                         ------------------------------------         ----------

Operating income                            132,449        (1,904)       (119)           130,426

Interest and other expenses                  14,897         7,375         339(b)          22,611
                                         ------------------------------------         ----------

Income (loss) before income taxes           117,552        (9,279)       (458)           107,815
Income taxes (benefit)                       42,306        (2,758)       (129)(c)         39,419
                                         ------------------------------------         ----------
NET INCOME (LOSS)                        $   75,246        (6,521)       (329)        $   68,396
                                         ====================================         ==========

NET INCOME PER SHARE - BASIC             $     0.77                                   $     0.70
                                         ==========                                   ==========

NET INCOME PER SHARE - DILUTED           $     0.75                                   $     0.68
                                         ==========                                   ==========

Weighted average basic shares                98,217                                       98,217
outstanding
  Weighted average equivalent shares          2,204                                        2,204
                                         ----------                                   ----------
Weighted average diluted shares
outstanding                                 100,421                                      100,421
                                         ==========                                   ==========

                           PRO FORMA ADJUSTMENT LEGEND

(a) Amount represents the net change in goodwill amortization. While the Company has yet to complete the final purchase accounting entries, based on its preliminary estimate, the Company believes that any additional adjustments required will be allocated to goodwill, which is estimated to be amortized over 40 years. The excess of assets acquired over liabilities assumed of $119,991,000 has been allocated to goodwill.
(b) Amount represents the net change in interest expense associated with the financing of the Company's acquisition of Sarah Michaels.
(c) Amount represents income tax expense on pro forma adjustments, adjusted for nondeductible goodwill, at a 38% marginal tax rate.

                              THE DIAL CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                FISCAL YEAR 1997
                      (000 omitted, except per share data)



                                                             Sarah            Pro            Pro Forma
                                         The Dial           Michaels,        Forma         Consolidated
                                        Corporation           Inc.            Adj.            Balance
                                        -----------------------------------------           ----------
Net sales                                $1,362,606          71,986                         $1,434,592
                                         ----------------------------------------           ----------

Costs and expenses:
  Cost of products sold                     718,112          42,340                            760,452
  Selling, general and administrative
    expenses                                482,324          13,980           764(a)           497,068
                                         ----------------------------------------           ----------

                                          1,200,436          56,320           764            1,257,520
                                         ----------------------------------------           ----------

Operating income                            162,170          15,666          (764)             177,072

Interest and other expenses                  28,235           7,812         2,473(b)            38,520
                                         ----------------------------------------           ----------

Income (loss) before income taxes           133,935           7,854        (3,237)             138,552
Income taxes (benefit)                       50,225           4,222          (940)(c)           53,507
                                         ----------------------------------------           ----------
NET INCOME (LOSS)                        $   83,710           3,632        (2,297)          $   85,045
                                         ========================================           ==========

NET INCOME PER SHARE - BASIC             $     0.91                                         $     0.93
                                         ==========                                         ==========

NET INCOME PER SHARE - DILUTED           $     0.89                                         $     0.90
                                         ==========                                         ==========

Weighted average basic shares                91,918                                             91,918
outstanding
  Weighted average equivalent shares          2,231                                              2,231
                                         ----------                                         ----------
Weighted average diluted shares
outstanding                                  94,149                                             94,149
                                         ==========                                         ==========

                           PRO FORMA ADJUSTMENT LEGEND

(a) Amount represents the net change in goodwill amortization. While the Company has yet to complete the final purchase accounting entries, based on its preliminary estimate, the Company believes that any additional adjustments required will be allocated to goodwill, which is estimated to be amortized over 40 years. The excess of assets acquired over liabilities assumed of $119,991,000 has been allocated to goodwill.
(b) Amount represents the net change in interest expense associated with the financing of the Company's acquisition of Sarah Michaels.
(c) Amount represents income tax expense on pro forma adjustments, adjusted for nondeductible goodwill, at a 38% marginal tax rate.

ITEM 7.  EXHIBITS AND REPORTS ON FORM 8-K.

       (C)  Exhibits

23.   Consent of Arthur Andersen LLP.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


    THE DIAL CORPORATION
    November  25, 1998

    \s\  Susan J. Riley
    --------------------------------------------------------------
          Senior Vice President and Chief Financial Officer
          (Chief Accounting  Officer and Authorized Officer)

                             Exhibit Index

          23. Consent of Arthur Andersen LLP.


                                       22